UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM SB-2 REGISTRATION STATEMENT NO. 333-127938	FORM SB-2 REGISTRATION STATEMENT NO. 333-130577	FORM SB-2 REGISTRATION STATEMENT NO. 333-136457
UNDER THE SECURITIES ACT OF 1933

MICROMED CARDIOVASCULAR, INC.
(Name of small business issuer in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	5140 (Primary Standard Industrial Classification Code Number)	90-0265161 (I.R.S. Employer Identification Number)
8965 Interchange Drive
Houston, Texas 77054
(713) 838-9210
(Address and telephone number of principal executive offices)

Robert Benkowski
Chief Executive Officer
MicroMed Cardiovascular, Inc.
8965 Interchange Drive
Houston, Texas 77054
(713) 838-9210
(Name, address and telephone number of agent for service)

Copies to:
Jeffrey A. Adams, Esq.
Bettison, Doyle, Apffel & Guarino, P.C.
6710 Stewart Road, Suite 300
Galveston, Texas 77551
(409) 744-9783

Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those shares of common stock that remain unsold hereunder as of the effective date hereof.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.     ☐

DEREGISTRATION OF SECURITIES
MicroMed Cardiovascular, Inc. (the “Company”) is filing this post-effective amendment to remove from registration all shares of Company common stock registered under the Registration Statements on Form SB-2 (File Nos. 333-127938, 333-130577 and 333-136457), each as amended and supplemented, which have not been resold by the holders thereof.
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on March 26, 2008.

MicroMed Cardiovascular, Inc.
By:	/s/ ROBERT BENKOWSKI
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ ROBERT BENKOWSKI Robert Benkowski	Chief Executive Officer (Principal Executive Officer)	March 26, 2008

/s/ DEANNE YARTZ Deanne Yartz	Chief Financial Officer (Principal Accounting and Financial Officer)	March 26, 2008

/s/ CLIFFORD ZUR NIEDEN Clifford zur Nieden	Director	March 26, 2008

/s/ NORWICK B. H. GOODSPEED Norwick B. H. Goodspeed	Director	March 26, 2008

/s/ MATT BORENZWEIG Matt Borenzweig	Director	March 26, 2008